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Exhibit 10(M)  Prommissory Note dated as of July 15, 1995 payable
               By Ray English and Associates Inc. in the principal amount of $750,000


$750,000                                                           July 15, 1995
                                PROMISSORY NOTE

FOR VALUE RECEIVED, RAY ENGLISH & ASSOCIATES, INC., an Ontario corporation (the "Maker"), having an address as indicated under its name, hereby promises to pay on July 15, 2005 (the "Maturity Date"), or sooner as hereinafter provided, to the order of NAVTECH SYSTEMS SUPPORT INC. (the "Payee") at its offices at 550 Parkside Drive, Unit A1, Waterloo, Ontario, Canada N2L 5V4, or at such other place as the holder hereof may form time to time designate in writing, in immediately available funds, the principal sum of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000), and to pay interest thereon as hereinafter provided. Interest on the unpaid principal balance (the "Interest Rate") equal to five percent (5%). Interest on the outstanding principal balance of this Note shall be payable in arrears at the Interest Rate, computed on a 360-day basis (i.e., interest foe each day during which any principal amount of this Note is outstanding shall be payable computed at the Interest Rate divided by 360) and shall be payable annually on each anniversary date of the date hereof until this
Note is paid in full.

Notwithstanding the foregoing, amounts due hereunder shall be payable sooner to the extent provided for in that certain Consulting and Marketing Agreement of even date herewith between the Maker and the Payee.

In addition, if the maker shall (I) fail to make any payment provided by hereunder when due; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in b bankruptcy or a petition or an answer seeking an arrangement with creditors;
(vi) take advantage of any bankruptcy, insolvency or readjustment of debt law or statue or file an answer admitting the material allegation of a petition filed against it in any proceeding under any such law; or (vii) have entered against it under any bankruptcy act (each of the foregoing constituting a "Default"), then and in each and every such event, the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable.

The Maker may prepay the principal amount of this Note in whole, or in par, form time to time, without premium or penalty, provided that the Maker pays all interest accrued with regard to the principal prepaid to the date of prepayment.

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If the Maker shall fail to pay when due, whether following a Default or otherwise, all or any portion of the principal amount hereof, notwithstanding anything herein to the contrary, any such unpaid mount shall bear interest for each day form the date was so due until paid in full, at a rate per annum, equal to six (6) percentage points in excess of the Interest Rate, payable on demand.


Notwithstanding anything to the contrary contained in this Note, the rate of interest payable on this Note shall never exceed the minimum rate of interest permitted under applicable law.

This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of any agent or attorneys for collection upon a Default or following the Maturity Date, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all costs and expenses of collection or attempting to collect this Note, including attorneys' fees.

The Maker and any endorsers hereof, for themselves and their respective representatives, successors and assigns, expressly waive presentment, protest, notice of protest, and diligence in collection.

Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, when mailed, postage prepaid, by registered or certified mail, return receipt requested, or by overnight mail, or when sent by facsimile transmission to either the Maker or the Payee at its address stated herein or at such other address as such party shall have notified the other in writing as aforesaid.

Notwithstanding any other provision of this Note, all payments made hereunder shall be applied first to payment of sums payable hereunder other than interest and principal, secondly to interest on the principal balance outstanding hereunder fro time to time, and thirdly to principle.

The principal sum shall be $750,000 as shown on the books of NAVTECH SYSTEMS SUPPORT INC. as of 31 March 1994. The Interest Rate shall be 5% per annum, and shall accrue from 01 April 1994. The Principal Sum shall increase form time to time by the amounts paid by NAVTECH SYSTEMS SUPPORT INC. To or on behalf of Ray English or NAVTECH SYSTEMS CONSULTING INC., not including Consulting fees and not including travel vouchers. The principal sum shall decrease form time to time by the amounts of the Consulting fees accrued and unpaid from 01 January 1995.

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                              Ray English & Associates Inc.

                              /s/  Raymond F. English
                              ------------------------------------------------
                              Raymond F. English, President
                              550 Parkside Drive
                              Unit A2
                              Waterloo, Ontario  N2L 5V4


                              Witnessed:

                              /s/  Denis L. Metherell
                              ------------------------------------------------
                              Secretary